EXHIBIT 99.1

BLUE HILL DATA SERVICES, INC.

FINANCIAL STATEMENTS

FOR THE YEARS ENDED

DECEMBER 31, 2006 AND 2005

BLUE HILL DATA SERVICES, INC
TABLE OF CONTENTS

Page No.

INDEPENDENT AUDITORS’ REPORT	1

FINANCIAL STATEMENTS

Balance Sheets	2

Statements of Income and Changes in Owners’ Equity	3

Statements of Cash Flows	4

NOTES TO FINANCIAL STATEMENTS	5 – 10

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors,
Blue Hill Data Services, Inc.
Pearl River, New York

We have audited the accompanying balance sheets of Blue Hill Data Services, Inc. (a New York S Corporation) as of December 31, 2006 and 2005 and the related statements of income and changes in owners’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blue Hill Data Services, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Tropeano & McGrady, PC

Whitehouse Station, New Jersey
December 17, 2007

BLUE HILL DATA SERVICES, INC.
BALANCE SHEETS
DECEMBER 31, 2006 AND 2005

ASSETS

Current Assets:	2006	2005
Cash	$12,161	$47,278
Accounts receivable	1,025,235	1,148,746
Prepaid expenses	144,798	131,388
Total Current Assets	1,182,194	1,327,412

Fixed Assets at Cost, Net	877,224	811,772

Other Assets:
Deposits	45,000	45,000
Loans to stockholders	208	21,476
Total Other Assets	45,208	66,476

TOTAL ASSETS	$2,104,626	$2,205,660

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$162,906	$28,014
Current portion of long-term debt	98,528	165,471
Current portion of treasury stock loan payable	382,259	362,560
Deferred revenue	540,507	494,673
Accrued taxes payable	856	60
Accrued payroll	81,429	73,918
Accrued expenses	51,123	159,051
Line-of-credit	216,092	98,468
Total Current Liabilities	1,533,700	1,382,215

Long-Term Debt, Net of Current Portion	143,767	60,693

Treasury Stock Loan Payable, Net of Current Portion	1,320,397	1,702,974

Stockholders' Equity:
Common stock, no par value; authorized 200 shares;
issued and outstanding 30 shares	1,500	1,500
Treasury stock	(2,500,000)	(2,500,000)
Retained earnings	1,605,262	1,558,278
Total Stockholders' Equity	(893,238)	(940,222)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,104,626	$2,205,660

The Accompanying Notes are an Integral Part of these Financial Statements

BLUE HILL DATA SERVICES, INC.
STATEMENTS OF INCOME AND CHANGES IN OWNERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

Sales	$6,826,667	$7,012,723

Operating Expenses:
Cost of services	2,818,393	2,446,326
Selling, general and administrative	3,427,420	3,458,498
Total Operating Expenses	6,245,813	5,904,824

Operating Income	580,854	1,107,899

Other (Expense) Income
Interest expense	(150,874)	(86,794)
Interest income	4,127	159
Total Other (Expense) Income	(146,747)	(86,635)

Net Income	434,107	1,021,264

Retained Earnings, Beginning of Year	1,558,278	879,335

Stockholder Distributions	(387,123)	(342,321)

Retained Earnings, End of Year	$1,605,262	$1,558,278

The Accompanying Notes are an Integral Part of these Financial Statements

BLUE HILL DATA SERVICES, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005
INCREASE (DECREASE) IN CASH

	2006	2005
Cash Flows From Operating Activities:
Net income	$434,107	$1,021,264
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	357,552	390,340
(Increase) decrease in:
Accounts receivable	123,511	(17,046)
Prepaid expenses	(13,410)	(131,388)
Increase (decrease) in:
Accounts payable	134,892	(1,653)
Deferred revenue	45,834	54,169
Accrued taxes payable	796	(786)
Accrued payroll	7,511	(20,959)
Accrued expenses	(107,928)	(42,262)
Net Cash Provided By Operating Activities	982,865	1,251,679

Cash Flows From Investing Activities:
Purchases of equipment	(423,004)	(207,197)
Net Cash Used In Investing Activities	(423,004)	(207,197)

Cash Flows From Financing Activities:
New borrowings	360,488	--
Debt reductions
Short term	(226,733)	(228,350)
Treasury stock loan payable	(362,878)	(434,466)
Distributions to stockholders	(387,123)	(342,321)
Stockholder loan receivable proceeds	21,476	5,179
Stockholder loan receivable borrowings	(208)	(21,476)
Net Cash Used In Financing Activities	(594,978)	(1,021,434)

Net (Decrease) Increase in Cash	(35,117)	23,048

Cash, Beginning of Period	47,278	24,230

Cash, End of Period	$12,161	$47,278

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Period For:
Interest	$150,874	$86,794

Supplemental Schedule of Noncash Financing Activities:
During the year ended December 31, 2005, the company financed the purchase of treasury stock with the issuance of $2,500,000 in debt.

The Accompanying Notes are an Integral Part of these Financial Statements

BLUE HILL DATA SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005

Note A – Summary of Significant Accounting Policies:

Nature of Business

The Company was founded in 1994 and is incorporated under the laws of the State of New York.  The Company is a full-service data center outsourcing provider, with customers located throughout the country. Core services include enterprise-scale mainframe/server hosting, wide-area network management, and dedicated business recovery solutions, provided under long-term, recurring-revenue-based contracts. Services are delivered from its data center facility located in Pearl River, New York.

Cash and Cash Equivalents
The Company considers all liquid investments with maturities of three months or less at the date of purchase to be cash equivalents.  The Company maintains its cash balances at financial institutions that management believes possess high credit quality.

Accounts Receivable
The Company uses the direct write-off method for recording any bad debts that it may incur from the accounts receivable.  Consequently, an allowance for bad debts account is not maintained on the books and records of Blue Hill Data Services, Inc.

Income Taxes
For the years ended December 31, 2006 and 2005, the Company has elected to be treated as a small business corporation for income tax purposes.  As such, there are no corporate level income taxes.  The net income is passed through to the stockholders and taxed on their personal tax returns.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Fixed Assets
Property and equipment are stated at cost.  The Company has elected to record depreciation under the Modified Accelerated Cost Recovery System method of depreciation pursuant to the Internal Revenue Code.  This accelerated method of depreciation and its prescribed depreciable lives is similar to the double-declining balance method of depreciation acceptable under generally accepted accounting principles. The prescribed lives according to management properly reflect the estimated useful lives of each category of fixed assets.  The effect of this departure is deemed by management not to be material.

BLUE HILL DATA SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005

Note A – Summary of Significant Accounting Policies (continued):

Fixed Assets (continued)
Expenditures for major renewals and betterments that extend the useful lives of fixed assets are capitalized.  Expenditures for maintenance and repairs are charged to expense as incurred.  The estimated useful lives of depreciable assets are three years for computer software, five years for computer equipment and computer-specific leasehold improvements, seven years for furniture and fixtures, and ten to fifteen years for leasehold improvements.

Revenue Recognition
The Company recognizes revenue when the following criteria are met:

(1)	Persuasive evidence of an arrangement, such as agreements, purchase orders or written or online requests, exists,
(2)	Delivery of the product or service has been completed and no significant obligations remain,
(3)	The Company’s price to the buyer is fixed or determinable, and
(4)	Collection is reasonably assured.

Customers are invoiced ratably according to the terms of their contract. Typically this portion of the invoice is a fixed amount and billed monthly in advance. Additional services and supplies are added to their contractual monthly invoice in the month that the services are rendered and the supplies consumed.  Revenue from these invoices is recognized as it is earned in accordance with the criteria described above.

Deferred Revenue
Typically the Company’s customer contracts allow for advance billing resulting in deferred revenue on the portion that is considered not yet earned.  These deferred amounts are recognized in the period that all the criteria described above under “Revenue Recognition” are met. At December 31, 2006 and 2005, deferred revenue amounted to $540,507 and $494,673, respectively.

Fair Value of Financial Instruments
The carrying value of cash and equivalents approximates fair value due to the short maturity of these instruments.  The carrying value of short and long-term debt approximates fair value based on discounting the projected cash flows using market rates available for the same or similar debt offered to the Company having the same or similar maturities.  None of the financial instruments are held for trading purposes.

Advertising Costs
The Company’s policy for indirect response advertising costs is to expense them as incurred.  Advertising costs included in “Selling, general and administrative” were $25,718 and $33,857, for the years ended December 31, 2006 and 2005, respectively.

BLUE HILL DATA SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005

Note A – Summary of Significant Accounting Policies (continued):

Accrued Compensated Absences
Employees of the Company are entitled to paid vacations, sick days and other time off depending on job classification, length of service, and other factors. Compensated absences included in “Accrued payroll” were $3,915 and $3,282 as of December 31, 2006 and 2005, respectively.

Note B – Concentration of Risk:
The Company’s customers are located throughout the country.  As of December 31, 2006 and 2005, the Company’s accounts receivable from these customers were $1,025,235 and $1,148,746, respectively.  These receivables are trade related and no specific collateral is provided for them.  During the year ended December 31, 2006, two customers individually accounted for 33 percent and 11 percent of revenues.  No other single customer accounted for more than 10 percent of revenues.  During the year ended December 31, 2005, four customers individually accounted for 33 percent, 11 percent, 10.3 percent and 10.1 percent of revenues.  No other single customer accounted for more than 10 percent of revenues.

The Company’s suppliers are located in various locations.  As of December 31, 2006 and 2005, the Company’s accounts payable to these suppliers were $162,906 and $28,014, respectively.  These payables are trade related and no specific collateral is required for them.  During the year ended December 31, 2006, two suppliers individually accounted for 15 percent and 13 percent of purchases.  No other single supplier accounted for more than 10 percent of purchases. During the year ended December 31, 2005, two suppliers individually accounted for 15 percent and 13 percent of purchases.  No other single supplier accounted for more than 10 percent of purchases.

Note C – Fixed Assets:
The major classifications of fixed assets at cost at December 31 are as follows:

Fixed Assets:	2006	2005
Computer Software	$818,870	$818,870
Computer equipment	1,646,810	1,373,497
Equipment	825,996	683,110
Leasehold improvements	240,368	233,563
Total	3,532,044	3,109,040
Less: Accumulated Depreciation	(2,654,820)	(2,297,268)
Fixed Assets, Net	$877,224	$811,772

Note D – Line-of-Credit:
The Company has a $250,000 line of credit with HSBC Bank. The balance due on the line was $216,092 at December 31, 2006 and $98,468 at December 31, 2005. The credit line is secured by substantially all corporate assets and is personally guaranteed by the stockholders.  The line of credit expires on June 30, 2007 and may be withdrawn at the financial institution’s option.  Interest is at prime.

BLUE HILL DATA SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005

Note E – Long-Term Debt:
Loan payable, HSBC Bank USA, NA, interest is at
6.25 percent per annum, final payment is due June
2008, collateralized by computer equipment with a
net book value of $43,321 and $72,201 at
December 31, 2006 and 2005, respectively.	$60,911	$98,238

Loan payable, HSBC Bank USA, NA, interest was at
6.5 percent per annum, final payment was made
March 2006.	--	24,926

Loan payable, HSBC Bank USA, NA, interest was at
7.71 percent per annum, final payment was made
March 2006.	--	35,000

Loan payable, HSBC Bank USA, NA, interest is at
7.75 percent per annum, final payment is due August
2009, collateralized by computer equipment with a
net book value of $99,613 at December 31, 2006.	112,551	--

Loan payable, HSBC Bank USA, NA, interest is at
7 percent per annum, final payment is due November
2009, collateralized by computer equipment with a
net book value of $56,639 at December 31, 2006.	68,833	--

Loan payable, Macro 4 Inc., interest was at zero
percent per annum, final payment was paid in
May 2006.	--	68,000
	242,295	226,164
Less Current Maturities	98,528	165,471
Total Long Term Debt	$143,767	$60,693

Aggregate maturities of long-term debt due within the next five years ending December 31 are as follows:  2007 - $98,528; 2008 - $84,301; 2009 - $59,466.

Note F – Retirement Plan:
The Company maintains a cash or deferred 401(k) retirement plan that covers substantially all employees who have attained age 21 and have had a minimal length of service. Annual contributions to which a vesting schedule applies are at the discretion of management and totaled $51,123 and $159,377 for the years ended December 31, 2006 and 2005, respectively.

BLUE HILL DATA SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005

Note G – Lease Commitments and Total Rent Expense:
The Company leases certain equipment under long-term operating leases.  During the years ended December 31, 2006 and 2005, rentals under these leases were $ 457,600 and $498,861, respectively.  Future minimum lease payments required under these operating leases are as follows: 2007 - $512,270, 2008 - $512,270, and 2009 - $254,214.

The Company conducts it operations in Pearl River, New York from a facility that is leased under a ten-year operating lease expiring September 30, 2011 with an option to extend the lease for an additional five years at a rate to be negotiated.  Total base rent payments relative to this lease for the years ended December 31, 2006 and 2005, were $ 719,539 and $629,456, respectively. The following are future minimum base rental payments required under this lease: 2007 - $737,352; 2008 - $745,800; 2009 - $745,800; 2010 - $745,800, and 2011 – 559,350.  In addition to the base payments the Company also pays an allocated portion of the real property taxes on the facility.  The amount paid for the years ended December 31, 2006 and 2005 was $31,460 and $38,303, respectively.

Note H – Buy/Sell Agreement and Treasury Stock Loan Payable:
Pursuant to the Company’s Shareholder Agreement, one of the stockholders has tendered his shares to the Company.  The agreement dated August 1, 2005 redeemed the shares for a net payment of $2,500,000.  This amount is recorded as treasury stock on the balance sheet.

In connection with this redemption of shares, the company has a loan payable to the former stockholder at the end of December 31, 2006 and 2005, in the amount of $1,702,656 and $2,065,534, respectively. Interest is at 7 percent per annum. See “Subsequent Events” below.

Note I – Subsequent Events:
On February 20, 2007 the Company borrowed $124,000 from HSBC to purchase hardware and software for its data center.  The note has a three-year repayment period with interest at 7.25%.  The monthly payment that began in March 2007 is $3,842.95.

Through a Stock Purchase Agreement, entered into as of October 10, 2007, BPO Management Services, Inc. (BPOMS) purchased the issued and outstanding capital stock of the Company for approximately $11 million of value, which included a cash payment through Blue Hill Data Services, Inc. in the amount of approximately $1.4 million to its former stockholder to payoff the Treasury Stock Loan Payable.

Included in the Share Purchase Agreement were three-year covenants by the selling stockholders not to compete with Blue Hill Data Services Inc.’s business as conducted as of the closing and not to solicit business from any of Blue Hill Data Services Inc.’s customers or prospective customers.

The Share Purchase Agreement also contained customary representations, warranties, and indemnities by the selling stockholders in BPOMS’ favor.

BLUE HILL DATA SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2006 AND 2005

Note I – Subsequent Events (continued):

As of the closing, the former stockholders entered into two distinct consulting agreements with BPOMS, whereby for compensation they agreed to assist BPOMS in an orderly transition of management of Blue Hill Data Services, Inc. and also to perform certain day-to-day duties for Blue Hill Data Services, Inc. support activities for a period of 3 months and 15 months.

BPOMS intends to consolidate the operations of its existing Information Technology Outsourcing business unit with the operations of Blue Hill Data Services, Inc.